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                                                                    EXHIBIT 21.1

                             CKE RESTAURANTS, INC.

                              LIST OF SUBSIDIARIES

     Set forth below is a list of the Registrant's subsidiaries as of January 26, 1998:

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                                                                 CONTROL BY
                                         JURISDICTION OF   -----------------------
          NAME OF SUBSIDIARY              ORGANIZATION     REGISTRANT   SUBSIDIARY
          ------------------             ---------------   ----------   ----------
Carl Karcher Enterprises, Inc..........    California         100%
Boston Pacific, Inc....................    California         100%
CBI Restaurants, Inc...................     Delaware          100%
Taco Bueno Restaurants, Inc............      Texas                         100%
Taco Bueno Equipment Company...........      Texas                         100%
Taco Bueno West, Inc...................     Delaware                       100%
Taco Bueno Texas, L.P..................      Texas                         100%
JB's Family Restaurants, Inc...........     Delaware          100%
Hardee's Food Systems, Inc.............  North Carolina       100%
Fast Food Restaurants, Inc.............   Pennsylvania                     100%
HFS Ventures, Inc......................  North Carolina                    100%
FFM Marine Corporation.................  North Carolina                    100%
Hardee's of Green Bay, Inc.............     Delaware                       100%
HED, Inc...............................  North Carolina                    100%
HFS Georgia, Inc.......................     Georgia                        100%
Central Iowa Food Systems, Inc.........       Iowa                         100%
Hardee's of Ames, Inc..................       Iowa                         100%
Hardee's at Onslow Mall, Inc...........  North Carolina                    100%
Burger Chef Systems, Inc...............  North Carolina                    100%
Rix Systems, Inc.......................     Indiana                        100%
Burger Chef Distributing Corporation...     Delaware                       100%
1233 Corporation.......................       Ohio                         100%
Sandy's Franchise, Inc.................     Illinois                       100%
Hardee's Capital USA, Inc..............     Delaware                       100%
Hardee's Venture Properties, Inc.......     Delaware                       100%
Hardee's of Sam Houston................      Texas                         100%
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